Exhibit 99.1

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT IDTI - Integrated Device Technology Inc Conference Call to Discuss its Definitive Agreement to Acquire GigPeak Inc EVENT DATE/TIME: FEBRUARY 14, 2017 / 1:00PM GMT OVERVIEW: On 02/13/17, Co. announced that it entered into definitive agreement to acquire GigPeak.

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FEBRUARY 14, 2017 / 1:00PM, IDTI - Integrated Device Technology Inc Conference Call to Discuss its Definitive Agreement to Acquire GigPeak Inc
CORPORATE PARTICIPANTS

Brian White Integrated Device Technology Inc - CFO
Greg Waters Integrated Device Technology Inc - CEO

CONFERENCE CALL PARTICIPANTS

Harlan Sur JPMorgan - Analyst
Vivek Arya BofA Merrill Lynch - Analyst
Blayne Curtis Barclays Capital - Analyst
Harsh Kumar Stephens Inc. - Analyst
David Haberle Susquehanna Financial Group - Analyst
Suji De Silva Roth Capital Partners - Analyst
Lena Zhang Summit Redstone Partners LLC - Analyst

PRESENTATION

Operator

Good day, everyone, and welcome to the IDT to acquire GigPeak conference call. At this time, I would like to turn the conference over to Brian White, Chief Financial Officer. Please go ahead.

Brian White - Integrated Device Technology Inc - CFO

Thank you, and welcome to IDT's conference call on our planned acquisition of GigPeak, a leader in the rapidly growing area of optical interconnect. I'm Brian White, IDT's Chief Financial Officer, and presenting with me on the call today is Greg Waters, our CEO. After covering our Safe Harbor statement, I will address the key financial aspects of the transaction and then turn the call over to Greg, who will discuss the strategic rationale, to then be followed by Q&A.

Our call today will include remarks about future expectations, plans and prospects for IDT, which constitute forward-looking statements for the purposes of the Safe Harbor provisions under applicable federal securities   laws.

Forward-looking statements in this call include: risks related IDT's ability to complete the transaction on the proposed terms and schedule; whether IDT and GigPeak will be able to satisfy closing conditions related to the transaction; whether sufficient stock holders of GigPeak tender their shares of common stock in the transaction; whether IDT will obtain financials for the transaction on the expected timeline and terms; risks associated with acquisitions; risks related to future opportunities and plans for GigPeak and its products, including uncertainty of the expected financial performance of GigPeak and its products, and the possibility that the acquired company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated.

The Company urges investors to review in detail the risks and uncertainties in the Company's SEC filings, including but not limited to the Annual Report on Form 10-K and the fiscal year ended April 3, 2016 and periodic reports filed from time to time with the SEC. All forward-looking statements are made as of the date of this call, and IDT disclaims any duty to update such statements.

All financial references on this call will be non-GAAP on a continuing-operations basis unless otherwise indicated.

Yesterday, after market close, IDT announced that we had entered into a definitive agreement to acquire GigPeak. This acquisition has been unanimously approved by the Boards of both companies, and is structured as an all-cash-tender offer at $3.08 per share to all issued and outstanding common stock. This equates to a total purchase price of approximately $250 million. To fund this transaction, IDT plans to raise approximately $200 million in debt financing with the balance of the purchase price to come from existing cash on its balance sheet.

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FEBRUARY 14, 2017 / 1:00PM, IDTI - Integrated Device Technology Inc Conference Call to Discuss its Definitive Agreement to Acquire GigPeak Inc
We anticipate the transaction will close in the second calendar quarter of this year. We expect GigPeak to add approximately $16 million of revenue per quarter at approximately 70% non-GAAP gross margins. We expect the business to be accretive to earnings in the first full quarter following acquisition close and that it will support our target market of 30% non-GAAP operating market within three full quarters.

The synergies required to achieve this model are relatively modest at approximately $5 million per year. We forecasted IDT's non-GAAP tax rate could increase by approximately one point as a result of this acquisition. However, the actual tax result would depend on the ultimate structuring of the business within IDT and is subject to any potential changes in US or foreign tax law.

Now I will turn the call over to Greg, who will provide comments on the strategic rationale of the transaction.

Greg Waters - Integrated Device Technology Inc - CEO

Thank you, Brian. We're very pleased to announce our agreement to acquire GigPeak, a leading provider of high-performance optical interconnect solutions based in San Jose, California. This is a very compelling transaction, both strategically and financially. The GigPeak products, customers and business are very complementary to our own and positions IDT with a leading technology business in the rapidly growing optical interconnect market.

From a technology position, IDT has been the leader in real-time data interconnect for many years, such as our high-performance timing and memory interface products. We more recently have established a very strong and growing RF business, which provides high-speed data connectivity solutions for the wireless Internet.

GigPeak now provides us the highly regarded optical interconnect business, which puts IDT at the center of high-speed data connectivity, whether it be electrical, RF or optical. This is a very potent position in the industry, and we now will have the significant advantage of combining valuable intellectual property and expertise between our teams. From an IDT market segment perspective the GigPeak business represents a valuable addition, which fits are existing strategy, and we will report this in the future as part of our high-performance data center segment.

The total IDT strategy, long-term growth projections and business model that we reviewed at our recent Analyst Day in New York City do not change.

We were impressed with the GigPeak people and culture. This is an innovative, talented and successful group of people, and we are proud to have them as part of the IDT Family. Dr. Avi Katz, who is founder, CEO and Chairman of GigPeak, will also serve as special advisor to myself and be a key part of our transition over upcoming months. We also benefit from the majority of our people being located very close to each other, which will help with an effective and seamless  integration.

In closing, we are very excited to have the GigPeak Team become part of Integrated Device Technology. Their products, customer relationships and intellectual property complement us extremely well, and we expect it will be very favorably received by our customer base.

I will now conclude prepared remarks at this point, and ask the operator to open it up for Q&A.  Operator?

QUESTIONS AND ANSWERS

Operator

Thank you.

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FEBRUARY 14, 2017 / 1:00PM, IDTI - Integrated Device Technology Inc Conference Call to Discuss its Definitive Agreement to Acquire GigPeak Inc
(Operator Instructions)

Harlan Sur, JPMorgan.

Harlan Sur - JPMorgan - Analyst

Congratulations on the acquisition. It seems like a great way for the team to continue to diversify the revenue exposure, as optical connectivity becomes more pervasive in metro and data centers. The GigPeak team always provided a full-year outlook for the business, during this earnings season.

I think the Street is modeling about 18% to 20% growth for the business this year. I'd like to get the team's view on growth for GigPeak this year? And within that, maybe talk about some of the various drivers of that growth.

Greg Waters - Integrated Device Technology Inc - CEO

Harlan, thank you. Good morning, it's Greg. We won't be making any comments about future projections of GigPeak growth today, nor do we guide out a year as any part of IDT's standard policy. So I will not respond to the first.

With respect to the growth drivers, they are very apparent in the business, already. If you take the TIA or the optical transimpedance amplifier business, this has been a terrific growth area for GigPeak already. It fits beautifully into the IDT data connect strategy that we just reviewed in New York last week. So this would be one, is just continued growth in optical interconnect.

The second, if you take the intellectual property in some of the assets around RF, this is actually very complementary to our own in that it addresses a different frequency band. I think between the combined customer base of the two companies there is a large opportunity for cross-selling, and leverage off that as well. So I think there are several.

Harlan Sur - JPMorgan - Analyst

Great. Thanks for the insights there. Just a quick follow-up. Looks like 25% of GigPeak's revenues are ASIC based platform. I know that these are, seems like pretty stable and pretty high-margin products, but I also know the IDT's team has always more focused on standard off-the-shelf solutions. So I'm wondering what you think about the ASIC exposure here.

Greg Waters - Integrated Device Technology Inc - CEO

We like it. It's not standard issue ASIC, and that's a great question, Harlan.

We don't do vanilla digital ASICs, except for rare exceptions, where it fills out a product set at IDT. So you're correct about   that.

The GigPeak ASICs are not that at all. These are very highly differentiated, analog mixed signal type ASICs. They tend to be sole-sourced and going to very meaningful customer bases, including things like military and aviation, for instance.

So we like that business. We will continue that business. In fact, the added strength of the IDT R&D bench will benefit that business, as well.

Harlan Sur - JPMorgan - Analyst

Thanks Greg. And congratulations.

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FEBRUARY 14, 2017 / 1:00PM, IDTI - Integrated Device Technology Inc Conference Call to Discuss its Definitive Agreement to Acquire GigPeak Inc

Operator

Vivek Arya, Bank of America.

Vivek Arya - BofA Merrill Lynch -   Analyst

Greg, at the recent analyst day, you had highlighted a very large addressable opportunity for your existing businesses. I think you mentioned over $10 billion. So I'm curious, with that very large opportunity, what is the need to add yet another   business?

Greg Waters - Integrated Device Technology Inc - CEO

Well, if you take a look at the overall opportunity that we had presented, Vivek, we pointed directly to the data center and the very large and growing opportunity that we have there, particularly in cloud. The way to think about this, is this is another existing, already growing and extremely valuable product line, that addresses that same TAM. It gives us more opportunity and more content to capture that TAM, which as you noted, is already very large.

Vivek Arya - BofA Merrill Lynch -   Analyst

Got it. And in terms of the very competitive landscape, there are a number of other larger companies. Obviously, this is a very high growth, very attractive market. But there are a number of other companies, Inphi and MACOM and Qorvo and others.

I'm curious how you perceive the differentiators. How do you perceive at the differentiators to be in the GigPeak market?

Greg Waters - Integrated Device Technology Inc - CEO

The GigPeak business, which as was previously noted, has already been growing. It has been for some time.

So I think the differentiators are clearly there. They wouldn't have achieved this  already.

If you look at what we're excited about, is that it's really just an optical form of high-speed interconnect, which as you know, is right in the center  of our A game at IDT. It's very familiar territory. The majority of the competitive base are companies that are actually smaller than us.

And in fact we had competed with before on other fronts quite successfully. We feel very good about our ability to move in and compete very well in this area.

Vivek Arya - BofA Merrill Lynch -   Analyst

Got it. One last one for Brian. How should we think about the balance sheet after this, whether it is in terms of the leverage ratios? And then also on the strategy on buybacks, right? As you're going through this, closing this acquisition, and then after that?

Brian White - Integrated Device Technology Inc - CFO

Sure, the incremental leverage is relatively modest. So we said that we planned to raise $200 million of debt financing, which will take us about 2.4 times annual EBITDA. So continuing to be a relatively modest level of debt on the balance sheet. And no change to the strategy around buybacks.

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FEBRUARY 14, 2017 / 1:00PM, IDTI - Integrated Device Technology Inc Conference Call to Discuss its Definitive Agreement to Acquire GigPeak Inc
Vivek Arya - BofA Merrill Lynch -   Analyst

Right, thank you. Congratulations.

Operator

Blayne Curtis, Barclays.

Blayne Curtis - Barclays Capital -   Analyst

I was wondering, GigPeak has been pretty acquisitive over the last five years. I was curious, I don't want you to give a forward outlook, but can you give us perspective as to some of the growth rates on an organic basis, this business has sustained over the last several years?

Greg Waters - Integrated Device Technology Inc - CEO

I don't know that we would know how to break that out right now, Blayne. They have been acquisitive, but it's been in their revenue stream for some years. To us, it's all organic.

Do you have a different twist to that  question?

Blayne Curtis - Barclays Capital -   Analyst

I just wanted to ask, they do have a pretty broad portfolio, you are part of this. I was just curious, are there any parts of the business that you would deemphasize or do you expect to pursue all of their different product lines?

Greg Waters - Integrated Device Technology Inc - CEO

That's a great question. We looked at this extensively, and we like them all, so you can expect all of the current areas of endeavor and product out of GigPeak to continue. To give you more color on that, the immediate leverages of the optical capability, I think, is really apparent and really straightforward, frankly.

We have got a lot of customer pull for IDT to enter optical interconnect. So that is there. I think the opportunity, even in some of the areas such as video encoding, actually happen to fit things like our real-time interconnect capabilities at IDT extremely well, where you get into a lot of real-time networking and other types of  capabilities.

So we like them all.

Operator

Harsh Kumar, Stephens.

Harsh Kumar - Stephens Inc. - Analyst

Congratulations on the deal and happy Valentine's Day. Quick couple of questions for you. 70 million shares outstanding, really rough math.

I'm missing a handful of millions. I wonder how you get to $250 million. Am I missing something here?

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FEBRUARY 14, 2017 / 1:00PM, IDTI - Integrated Device Technology Inc Conference Call to Discuss its Definitive Agreement to Acquire GigPeak Inc

Brian White - Integrated Device Technology Inc - CFO

Harsh, you are. You have to add in the other payments to officers and directors, and deal costs that are associated with the transaction.

Harsh Kumar - Stephens Inc. - Analyst

Fair enough. Did you give any accretion levels for the full first year that I   missed?

Brian White - Integrated Device Technology Inc - CFO

We did not. No. We don't project out a year, Harsh.

Harsh Kumar - Stephens Inc. - Analyst

Gig has been growing by nicely on its own, as a couple of guys mentioned earlier. What do you think you can grow it at, under your sales structure? Obviously much bigger reach, much bigger channel.

Also, they already have 70% to 74% gross margin. As you bring it into your supply chain, what is possible there?

Greg Waters - Integrated Device Technology Inc - CEO

There's a lot of possibility, that is part of the exciting part of it. If you take a look at how we model it, it doesn't the long-term growth model for the company that we put up last week,  Harsh.

The data center segment, which is where this will get reported, in the aggregate, we put a 5% to 10% forward growth-type projection on the business. This one has been growing faster than that, obviously.

But also to keep it in perspective, it's coming in at roughly $60 million per quarter revenue addition on the rest of the IDT business, that's over 10 times that big. It's not enough to fundamentally change our growth outlook for IDT overall.

Harsh Kumar - Stephens Inc. - Analyst

Last one, and I'll get back in line after this. In R&D, I think you do some parts of RF for base station on your own. You are acquiring this. Is there any overlaps in the products that at this point in time, that you might be able peel your R&D back a little bit?

Greg Waters - Integrated Device Technology Inc - CEO

In fact, quite the opposite. We continue to delta invest in R&D for radio frequency at IDT, and this complements extremely well. If you think about what they've got, it's very high-frequency, Harsh. We tend to address at IDT today up to about 6 gigahertz or cellular band tech products. This brings us up into things like millimeter wave.

Harsh Kumar - Stephens Inc. - Analyst

Thanks.

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FEBRUARY 14, 2017 / 1:00PM, IDTI - Integrated Device Technology Inc Conference Call to Discuss its Definitive Agreement to Acquire GigPeak Inc

Operator

Chris Rolland, Susquehanna International  Group.

David Haberle - Susquehanna Financial Group - Analyst

It's David Haberle on for Chris Rolland. Congratulations on the deal. Real quick, GigPeak offered TIAs and drivers, but some of the competitors in this space, the Acacias and MACOM, Inphi talk about more complete solutions in optical networking. Will you look to acquire or develop other parts to offer an integrated solution, at any point in time?

Greg Waters - Integrated Device Technology Inc - CEO

There other parts of that puzzle that already exist, or could be readily developed at IDT. So the answer is yes, you can look for us to develop and deliver more complete  solutions.

David Haberle - Susquehanna Financial Group - Analyst

Then to follow-up on that, what kind of investment would that require? Is that already ongoing?

Greg Waters - Integrated Device Technology Inc - CEO

It's already in the run rate of our current OpEx.

David Haberle - Susquehanna Financial Group - Analyst

All right. Great. One quick financial one around the TAM opportunities again. Looking back through GigPeak's old corporate presentations, they noted a $5 billion TAM for 2017.

A lot of that happened to be on the ASIC and IP video side. How much of this $5 billion is incremental TAM to what IDT already provides?

Greg Waters - Integrated Device Technology Inc - CEO

I would say at least half, or maybe more. But if you take the optical space alone, which is a really easy market segment to get a lot of numbers on, that adds at least $2 billion to $4 billion to our addressable  TAM.

David Haberle - Susquehanna Financial Group - Analyst

Great. Thanks.

Operator

(Operator Instructions)

Suji De Silva, ROTH Capital.

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FEBRUARY 14, 2017 / 1:00PM, IDTI - Integrated Device Technology Inc Conference Call to Discuss its Definitive Agreement to Acquire GigPeak Inc

Suji De Silva - Roth Capital Partners -   Analyst

Congratulations on the deal. I want to get clarity on the synergies, just to be clear. Do you have overlapping efforts in this area, or is really the synergy from the SG&A side?

Greg Waters - Integrated Device Technology Inc - CEO

It's largely that, Suji. For instance, the headquarter buildings are about 10 miles apart. If you take things like just the cost of public companies and filings and that, you get a meaningful, you save money on   that.

There is other opportunities. But I would say that we're buying the company for its people, its intellectual property, and certainly it's R&D and products.

We would not expect a lot of synergy, direct synergies in those types of areas. So as you mentioned, it will be more along the lines of SG&A.

Suji De Silva - Roth Capital Partners -   Analyst

Okay, great. And then on the customer base, as you said, there's some overlap there. Are there any customers that they bring, that GigPeak brings to the table, that are places you could sell your products into that are incremental for  IDT?

Greg Waters - Integrated Device Technology Inc - CEO

Absolutely. I will just make a few quick recommendations. For instance, they are far stronger in military, aerospace, aviation, this type of market, than IDT is.

There is considerable overlap with the data center and networking crowd. That will be very favorably received, because it broadens the product portfolio, customers that we're already selling to. But in addition, there are new customers they will bring to the   table.

Suji De Silva - Roth Capital Partners -   Analyst

Okay  thanks. Congratulations.

Operator

Lena Zhang, Summit Redstone Partners.

Lena Zhang - Summit Redstone Partners LLC - Analyst

Congratulations on the deal, as well. Just wondering, GigPeak at this point last year had a great growth story, great growth, and seems this year the growth will continue. Why they willing to sell at this point? Thank you.

Greg Waters - Integrated Device Technology Inc - CEO

I think those are questions for the very capable GigPeak leadership team. But I would say, there is a lot, I think there's a lot of excitement from both companies about putting this   together.

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FEBRUARY 14, 2017 / 1:00PM, IDTI - Integrated Device Technology Inc Conference Call to Discuss its Definitive Agreement to Acquire GigPeak Inc
The product complements are really apparent, and I think they're apparent to most employees as well, at this point. So really gives a terrific opportunity to create the next franchise in high-speed   interconnect.

Operator

Anything further, Ms. Zhang?

Lena Zhang - Summit Redstone Partners LLC - Analyst

No, that's all I had. Thanks.

Operator

That is all the time we have for questions they. Mr. Waters, I will turn the comments back to you for additional or closing remarks.

Greg Waters - Integrated Device Technology Inc - CEO

Good. I would thank everybody for joining. Very exciting times for Integrated Device Technology. We're very pleased to welcome our new colleagues from GigPeak.

Thank you, everybody.

Operator

That does conclude our conference for today. Thank you all for your   participation.

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